Exhibit 10.3

1730636 Ontario Limited

June 21, 2013

Methes Energies Canada Inc.
4170 Sladeview Crescent
Unit 5
Mississauga, Ontario
L5L 0A1

Attention:  Nicholas Ng, President

Dear Sirs:

RE:	$1,600,000.00 term loan to Methes Energies Canada Inc. (the “Borrower”) from 1730636 Ontario Limited (the “Lender”)

The Lender is pleased to offer a term loan facility to the Borrower on the following terms (the “Loan”):

1.	Borrower – Methes Energies Canada Inc.

2.	Lender – 1730636 Ontario Limited.

3.	Type of Facility – Term loan.

4.	Amount of Facility – $1,600,000.00 CDN.

5.
Interest Rate -  Twelve (12%) per cent per annum simple interest calculated monthly in arrears both before and after maturity, default, or judgement, with interest on overdue interest at the same rate as on principal.

6.
Payment of Interest – Interest shall be payable monthly, due on the last business day of each calendar month on the balance outstanding hereunder, both before and after maturity, default or judgement at the interest rate set forth above. The first payment on account of interest shall be on the last business day of the month of  the advance of the Loan.

7.	Advance Date – July 12, 2013 or such date as the parties may otherwise agree.

8.	Term – a period of 12 months commencing on the date of the advance (the “Term”).

9.
Pre-payment –  After the first 6 months of the Term and on 30 days’ notice and  payment of a penalty of 1 month of interest, notwithstanding any other provision hereof, the Loan may be re-paid by the Borrower, in whole or in part.

10.	Covenants – The Borrower agrees:

(a)	to pay all sums of money when due under the Loan;

(b)
to file all material tax returns which are or will be required to be filed, to pay or make provision for payment of all material taxes (including interest and  penalties) and other potential preferred claims which are or will become due and payable and to provide adequate reserves for the payment of any tax, the payment of which is being contested;

(c)	not to make any intercompany transfers or loans outside the ordinary course of business without the prior written consent of the Lender;

(d)	not to change its name, ownership structure or to merge, amalgamate or consolidate with any other corporation without the prior written consent of the Lender; and

(e)	to give the Lender prompt notice of any Event of Default or any event which with notice or lapse or both would constitute an Event of Default.

11.
Security and Supporting Documentation –  The liability and obligations of the Borrower to the Lender in this respect shall be evidenced, governed and secured, as the case may be, by the following (collectively, the “Security”), completed in a form and manner satisfactory to the Lender’s lawyers, acting reasonably:

(a)	a Promissory Note in the amount of $1,600,000.00 on the terms as detailed above;

(b)	a first collateral Mortgage (the “Mortgage”) in the amount of $1,600,000.00 against the real property of the Borrower known municipally as 224 Holt Line West, Sombra, Ontario (the “Property”);

(c)	Lender to be provided with satisfactory evidence of insurance on the Property, confirming adequate coverage with loss payable to the Lender, in first position;

(d)	a Security Agreement over all of the Borrower’s assets, save for the Borrower’s inventory and accounts receivable (the “SA”);

(e)	intentionally omitted.

(f)	Lender to be provided with evidence of satisfactory fire and liability insurance on the business of the Borrower, confirming adequate coverage with loss payable to the Lender in first position;

(g)	CRA Business Consent Form (Form RC59 (1)) for Borrower to be obtained, held and used by the Lender at its sole discretion;

(h)	postponements of the loans owed to each of World Asset Management, Inc., Methes Energies International Ltd., Softdiffusion SA and Michel Laporte by the Borrower to the Loan;

(i)
acknowledgements from the secured creditors of the Borrower who will be paid out of the proceeds of the advance as to the extent of their respective security interests in form satisfactory to the Lender (the “Acknowledgements”); and

(j)
such supporting certificates, acknowledgements and legal opinion as the Lender may reasonably require respecting the Borrower and its required deliveries hereunder including, without limitation, a legal opinion from the Borrower’s lawyers relating to the incorporation, corporate existence, organization and corporate power of the Borrower and as to the enforceability of the Security, save for the Mortgage, against the Borrower and the perfection of the SA under the provisions of the Personal Property Security Act (Ontario).

12.	Conditions – The obligation of the Lender to make the Loan available to the Borrower is subject to and conditional upon the following:

(a)	acceptance by the Borrower of this offer and receipt by the Lender’s counsel of the retainer provided for below;

(b)	delivery and registration, as appropriate, of the Security in a form acceptable to the Lender’s lawyers, acting reasonably;

(c)	the Lender’s security interest under the SA ranking first with respect to all of the assets of the Borrower charged by it save for those assets of the Borrower detailed in the Acknowledgements; and

(d)
Borrower agrees to furnish all assistance and information and to perform such acts as the Lender may reasonably request, and to grant to the Lender or its authorized agents, not acting unreasonably, access to the Borrower’s premises and to all places where assets may be located, during normal business hours, to verify the fixed assets and the general condition of the business of the Borrower.

13.	Events of Default – Each of the following is an event of default (an “Event of Default”) hereunder and under the Loan:

(a)	non-payment of interest or other amounts owing to the Lender by the Borrower when due;

(b)	any default under any of the Security;

(c)	any material default of any material obligation owed by the Borrower to a third party;

(d)	a material adverse change in the financial condition, operation or ownership of the Borrower; and

(e)	non-compliance with the covenants and conditions provided for herein.

14.
Expenses – All reasonable costs incurred by the Lender, including legal fees, professional fees, search and registration fees, etc. in implementing or attempting to implement the Loan, any ongoing charges incurred in maintaining or reviewing this Loan or the security requirements of the Lender, plus any costs of subsequent discharges are for the account of the Borrower.

An initial retainer of $4,500.00 in this regard is to be paid by the Borrower to the Lender’s lawyers, Gibson Bennett Groom & Szorenyi, Barristers and Solicitors, in trust.

Appraisal fees (if required) are separate and for the account of the Borrower.

15.	Expiry – If not drawn down within thirty (30) days of the date of acceptance by the Borrower hereof, the availability of the Loan shall be at an end.

16.
Confidentiality –  Both the herein offer, and if accepted by the Borrower the agreement created thereby, are confidential to the parties hereto and their respective legal advisors and accounting professionals, and are not to be disclosed by either party without the consent of the other.

17.
Counterparts –  This Agreement may be executed in several counterparts, and may be executed by scanned facsimile signature.  Each counterpart so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.  Further, facsimile documents pertaining to this transaction are to be considered and treated the same as original documents.

14.      Acceptance –  The herein offer of the Loan is open for acceptance by the Borrower until 5:00 p.m. on Monday, June 24, 2013 and, if not accepted by that time, is of no further force and effect.

Yours very truly,

1730636 ONTARIO LIMITED

Per:	/s/ Donald Hedges
Donald Hedges – Secretary / Treasurer

I have the authority to bind the Corporation.

ACCEPTANCE

The Borrower hereby accepts the above offer.

DATED this 24th day of June, 2013

METHES ENERGIES CANADA INC.

Per:	/s/ Nicholas Ng
Nicholas Ng – President

I have the authority to bind the Corporation.